UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2020, the Board of Directors of Dominion Energy, Inc. (the “Company”), upon the recommendation of the Company’s Compensation, Governance, and Nominating Committee (the “Committee”), adopted the Dominion Energy, Inc. Deferred Compensation Plan (the “Plan”) to be effective July 1, 2021. The Plan is an unfunded, nonqualified deferred compensation plan that allows eligible participants to voluntarily defer receipt of up to 50% of their salary over IRS limits, 100% of their annual cash bonuses, and 100% of cash- and stock-based long-term incentive awards.

The Company will make matching contributions for a participant’s excess compensation deferrals only, in accordance with the same matching formula applicable to the participant under the Company’s qualified 401(k) plans, and matching contributions will be subject to the same vesting schedule as applicable to the participant under the Company’s qualified 401(k) plans as well. Participants may elect to have excess matching contributions paid to them currently in lieu of being credited to the Plan.

Amounts credited to a participant’s account will be notionally invested in one or more investment funds chosen by the participant which are expected to be the same funds offered under the Company’s 401(k) plans, including a Company stock fund.

Distributions under the Plan will generally be paid in a lump sum or up to ten annual installments, as elected by the participant, upon the participant’s separation from service from the Company. Participants may also elect lump-sum in-service distributions to occur on a fixed date. All distributions are paid in cash, except for amounts attributable to deferrals of restricted stock or performance-based stock awards, which will be distributed in shares of the Company’s common stock under the Company’s 2014 Incentive Compensation Plan.

Eligibility for the Plan is determined by the Committee and is currently limited to executive officers of the Company and any other employee with annual salary in excess of IRS annual limits ($290,000 for 2021). The Plan will be administered by Dominion Energy Services, Inc.

On the same date, the Board of Directors of the Company, upon the recommendation of the Committee, also amended the Dominion Energy, Inc. New Executive Supplemental Retirement Plan, which was previously frozen effective as of October 1, 2019 (the “Frozen ESRP”), to make certain changes, including eliminating the Committee’s discretionary authority to cause a forfeiture of a participant’s accrued benefits under the Frozen ESRP by revoking his or her participation in the Frozen ESRP, other than for cause, and limiting eligibility to receive restoration matching contributions under Article XIII of the Frozen ESRP to participants who do not make excess salary deferrals to the Plan.

Item 9.01	Financial Statements and Exhibits

Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date:  December 17, 2020